News Release

Unisys Announces 4Q and FY20 Results

FY20 Revenue and Non-GAAP Operating Profit Margin Exceed Stated Company Expectations; FY20 Adjusted Free Cash Flow Grows Significantly; Strong Cash Balance and Significant Reduction in Pension Obligations

•4Q20 revenue up 5.5% YoY and 16.5% sequentially to $576.9 million
•4Q20 operating profit margin up 640 bps YoY and 270 bps sequentially to 8.3%
◦4Q20 Non-GAAP operating profit(5) margin up 790 bps YoY and 550 bps sequentially
•FY 2020 operating profit margin of 4.3%, versus 6.2% in 2019; non-GAAP operating profit margin of 7.5%, up 30 bps YoY and above stated company expectations
•FY 2020 ending cash balance of $898.5 million versus $538.8 million in prior-year period; pension deficit reduction of ~$710 million versus YE 2019
•Total Contract Value(3) (“TCV”) up 22% YoY in 4Q20 and up 8% YoY for FY 2020

BLUE BELL, Pa., February 22, 2021 – Unisys Corporation (NYSE: UIS) today reported fourth-quarter and full-year 2020 financial results. “We exited 2020 in a strong position, with significant improvements to capital structure and liquidity and full-year revenue and non-GAAP operating profit margin that exceeded our expectations,” said Unisys Chairman and CEO Peter A. Altabef. “We transitioned to our new business unit structure at the start of 2021, with a focus on higher-growth and higher-margin markets and solutions, which we believe will better position the company to drive revenue and margin improvement over the coming years.”

Fourth-Quarter Full-Year 2020 Highlights

	4Q20 YoY Revenue Growth				4Q20 Profitability
	Revenue Growth	Services Revenue Growth	Technology Revenue Growth		Operating Profit Margin		Net Income Margin		EBITDA Margin		Diluted EPS
GAAP	5.5%	(3.0%)	50.1%	GAAP	8.3%		(30.3%)		(18.9%)		$(2.77)
Constant-Currency (GAAP)	4.7%	(3.5%)	47.6%	YoY Change	640	bps	(2,460)	bps	(2,230)	bps	(454.0%)
Non-GAAP	5.9%	(2.6%)	N/A	Non-GAAP	14.0%		8.5%		21.5%		$0.73
				YoY Change	790	bps	530	bps	770	bps	170%

	FY20 YoY Revenue Growth				FY20 Profitability
	Revenue Growth	Services Revenue Growth	Technology Revenue Growth		Operating Profit Margin		Net Income Margin		EBITDA Margin		Diluted EPS
GAAP	(8.8%)	(10.6%)	1.0%	GAAP	4.3%		(15.7%)		(4.4%)		$(5.05)
Constant-Currency (GAAP)	(7.7%)	(9.4%)	2.2%	YoY Change	(190)	bps	(1,160)	bps	(1,060)	bps	(206.1%)
Non-GAAP	(8.2%)	(9.8%)	N/A	Non-GAAP	7.5%		3.7%		15.8%		$1.12
				YoY Change	30	bps	90	bps	140	bps	6.7%

Beginning January 1, 2020, the historical results of the company’s U.S. Federal business have been reflected in the company’s consolidated financial statements as discontinued operations. Prior-period amounts have been reclassified to reflect the company’s U.S. Federal business as discontinued operations. Throughout this release we only refer to the company’s continuing operations.

Summary of Fourth-Quarter 2020 Business Results

Company:
Fourth-quarter revenue was up 5.5% year over year (4.7% on a constant-currency(1) basis) to $576.9 million, versus $546.8 million in the prior-year period, and was up 16.5% sequentially. Non-GAAP adjusted revenue(4) was up 5.9% year over year to $576.9 million, relative to $544.6 million in the prior-year period, and was up 16.5% sequentially. These results reflect ongoing improvement and stabilization in COVID-disrupted portions of the business such as Field Services, BPO and Travel & Transportation, along with stronger ClearPath Forward® renewal volumes than expected. Fourth-quarter TCV was up 22% year over year.

Fourth-quarter operating profit was up over 300% year over year to $47.7 million, versus $10.3 million in the prior-year period, and was up 72.2% sequentially. Operating profit margin was up 640 bps year over year to 8.3% and was up 270 bps sequentially. Total company non-GAAP operating profit margin was up 790 basis points year over year to 14.0% and was up 550 bps sequentially.

The company recognized $223.9 million of after-tax non-GAAP charges in the fourth quarter 2020, including charges related to post-retirement obligations ($166.0 million) and cost reductions, relative to charges of $48.2 million in the prior-year period. As a result, net loss from continuing operations was $174.7 million versus $31.0 million in the prior-year period, and diluted loss per share was $2.77, compared to $0.50 in the prior-year period. Non-GAAP net income(9) was up 186% year over year to $49.2 million, versus $17.2 million in the prior-year period, and was up 42.2% sequentially. Non-GAAP diluted earnings per share(9) was up 170% year over year to $0.73, versus $0.27 in the prior-year period, and was up 43.1% sequentially.

Adjusted EBITDA(8) was up 65.8% year over year to $124.2 million, versus $74.9 million in the prior-year period, and was up 67.8% sequentially. Net income margin was (30.3)%, compared to (5.7)% in the prior-year period, driven by the charges noted above. Adjusted EBITDA margin was up 770 bps year over year to 21.5% and was up 660 bps sequentially.

The company made $487.7 million in postretirement contributions during the fourth quarter of 2020, relative to $27.1 million in the prior-year period. These contributions reduced the pension deficit and future required cash contributions, but resulted in cash used in operations of $355.4 million, versus $125.7 million provided by operations in the prior-year period and free cash flow(10) of $(390.4) million, relative to $95.6 million in the prior-year period. The company received tax credits in the prior-year period versus having required tax payments in the current period, which resulted in adjusted free cash flow(11) of $104.6 million versus $112.0 million in the prior-year period. Adjusted free cash flow was up $52.2 million sequentially. At December 31, 2020, the company had $898.5 million in cash and cash equivalents, versus $538.8 million at year-end 2019.

Services:
Services non-GAAP adjusted revenue was $445.0 million, relative to $456.7 million in the prior-year period, down 2.6% year over year (down 3.0% in constant-currency), and was up 4.5% sequentially. COVID-disrupted businesses improved and stabilized relative to the third quarter, though volumes were still down year over year as were volumes in the company’s check-processing JV, as expected. Services gross profit margin was up 320 bps year over year to 18.4%. Non-GAAP adjusted Services gross profit margin(6) was up 360 bps year over year to 18.4%. Services operating profit margin was up 260 basis points year over year to 1.6%. Non-GAAP adjusted Services operating profit(7) margin was up 310 bps year over year to 1.6%. Services backlog was $3.4 billion, up 3.0% versus the end of the third quarter.

Technology:
Technology revenue was up 50.1% year over year to $131.9 million (47.6% in constant currency), relative to $87.9 million in the prior-year period, and was up 90.6% sequentially. Technology gross profit margin was up 130 bps year over year to 73.2% and was up 1350 bps sequentially. Technology operating profit margin was up 460 bps year over year to 54.3% and was up 2120 bps sequentially. The improvements to revenue and margin were driven by higher volumes on ClearPath Forward renewals in the period than anticipated.

Summary of Full-Year 2020 Business Results

Company:
2020 revenue was $2.03 billion, versus $2.22 billion in 2019, down 8.8% year over year (7.7% on a constant-currency(1) basis), better than the company’s stated expectations for a year-over-year decline of 10%. Non-GAAP adjusted revenue(4) was $2.03 billion, relative to $2.21 billion in 2019, down 8.2% year over year. Year-over-year comparisons reflect the impact of COVID-disrupted portions of the business such as Field Services, BPO and Travel & Transportation, as well as anticipated declines in the company’s check-processing JV. Full-year TCV was up 8% year over year.

2020 operating profit was $87.0 million, versus $137.9 million in 2019. Operating profit margin was 4.3%, versus 6.2% in 2019. The year-over-year decline in operating profit and margin was driven by $62.2 million of cost-reduction charges incurred during 2020, versus $11.2 million in 2019. Total company non-GAAP operating profit margin was up 30 basis points year over year to 7.5%, above stated company expectations of 5.2% to 6.7%.

The company recognized $392.5 million of after-tax non-GAAP charges in 2020, including charges related to post-retirement obligations ($237.7 million) and cost reductions, versus $153.4 million in 2019. As a result, net loss from continuing operations was $317.7 million versus $92.2 million in 2019, and diluted loss per share was $5.05, compared to $1.65 in 2019. Non-GAAP net income(9) was $74.8 million, versus $61.2 million in 2019. Non-GAAP diluted earnings per share(9) was up 6.7% year over year to $1.12, versus $1.05 in 2019.

Adjusted EBITDA(8) was up 0.4% year over year to $319.8 million, relative to $318.5 million in 2019. Net income margin was (15.7)%, compared to (4.1)% in 2019, driven by the charges noted above. Adjusted EBITDA margin was up 140 basis points year over year to 15.8%, relative to 14.4% in 2019.

During 2020, the company made $832.2 million of pension contributions versus $109.4 million in 2019. These contributions reduced the pension deficit and future required cash contributions, but resulted in cash used in operations of $681.2 million, versus $123.9 million provided by operations in 2019, and free cash flow(10) of $(811.3) million, relative to $(35.9) million in 2019. Adjusted free cash flow(11) was up 59.6% year over year to $42.6 million.

Services:
Services revenue was $1.69 billion, relative to $1.89 billion in 2019, down 10.6% year over year (9.4% in constant-currency). Services non-GAAP adjusted revenue was $1.69 billion, relative to $1.88 billion in 2019. As noted above, the year-over-year declines were due to the COVID-related disruptions during 2020, as well as expected declines in the company’s check-processing JV. Services gross profit margin was up 30 bps year over year to 16.5%. Non-GAAP adjusted Services gross profit margin(6) was up 90 bps year over year to 16.4%. Services operating profit margin was 0.7%, versus 1.1% in 2019. Non-GAAP adjusted Services operating profit(7) margin was up 50 bps year over year to 0.7%.

Technology:
Technology revenue was up 1.0% year over year (2.2% in constant currency) to $333.4 million, relative to $330.1 million in 2019, exceeding the company’s stated expectations as a result of higher volumes on ClearPath Forward renewals than anticipated. Year-over-year margin comparisons were largely driven by increased amortization costs, as well as higher third-party hardware sales in 2020, which come with lower margins. As a result, Technology gross profit margin was 65.0%, compared to 69.0% in 2019, and Technology operating profit margin was 40.8%, versus 46.1% in 2019.

Select Fourth-Quarter Contract Signings:
In the fourth quarter, the company entered into several noteworthy contracts:
•Digital Workplace Services: The company signed a contract for digital workplace services with a global healthcare provider. The contract includes Unisys InteliServe™, which uses artificial intelligence and robotic process automation to provide a first-rate user experience for 39,000 employees globally.
•Cloud & Infrastructure: A U.S. state government awarded Unisys a new-scope contract to support the state’s workforce model that is quickly shifting to a remote-first strategy. Under the contract, Unisys will provide CloudForte® as the foundation for a virtual infrastructure that will secure sensitive applications and regulated data by preventing users from printing, copying or downloading data onto unsecured devices.
•ClearPath Forward®: TravelSky, the leading provider of information technology solutions for China's air travel and tourism industry, has renewed its contract for Unisys ClearPath Forward® technology to process business-critical transactions including passenger reservations, cargo bookings and load calculations.

Conference Call
Unisys will hold a conference call tomorrow at 8:00 a.m. Eastern Time to discuss its results. The listen-only webcast, as well as the accompanying presentation materials, can be accessed on the Unisys Investor website at www.unisys.com/investor. Following the call, an audio replay of the webcast, and accompanying presentation materials, can be accessed through the same link.

(1) Constant currency – The company refers to growth rates in constant currency or on a constant currency basis so that the business results can be viewed without the impact of fluctuations in foreign currency exchange rates to facilitate comparisons of the company’s business performance from one period to another. Constant currency is calculated by retranslating current and prior period results at a consistent rate.

(2) Pipeline – Pipeline represents prospective sale opportunities being pursued or for which bids have been submitted. There is no assurance that pipeline will translate into recorded revenue.

(3) Total Contract Value – TCV is the estimated total contractual revenue related to contracts signed in the period without regard for cancellation terms. New business TCV represents TCV attributable to new scope for existing clients and new logo contracts.

Non-GAAP and Other Information
Although appropriate under generally accepted accounting principles (“GAAP”), the company’s results reflect revenue and charges that the company believes are not indicative of its ongoing operations and that can make its revenue, profitability and liquidity results difficult to compare to prior periods, anticipated future periods, or to its competitors’ results. These items consist of certain portions of revenue, post-retirement, debt exchange and extinguishment and cost-reduction and other expenses. Management believes each of these items can distort the visibility of trends associated with the company’s ongoing performance. Management also believes that the evaluation of the company’s financial performance can be enhanced by use of supplemental presentation of its results that exclude the impact of these items in order to enhance consistency and comparativeness with prior or future period results. The following measures are often provided and utilized by the company’s management, analysts, and investors to enhance comparability of year-over-year results, as well as to compare results to other companies in our industry.

(4) Non-GAAP adjusted revenue – In 2019 and 2020, the company’s non-GAAP results reflect adjustments to exclude certain revenue and related profit relating to reimbursements from the company’s check-processing JV partners for restructuring expenses included as part of the company’s restructuring program.

(5) Non-GAAP operating profit – The company recorded pretax post-retirement expense and pretax charges in connection with cost-reduction activities, debt exchange/extinguishment and other expenses. For the company, non-GAAP operating profit excluded these items. The company believes that this profitability measure is more indicative of the company’s operating results and aligns those results to the company’s external guidance, which is used by the company’s management to allocate resources and may be used by analysts and investors to gauge the company’s ongoing performance. During 2019 and 2020, the company included the non-GAAP adjustments discussed in (4) herein.

(6) Non-GAAP adjusted Services gross profit – During 2019 and 2020, the company included the adjustments discussed in (4) herein.

(7) Non-GAAP adjusted Services operating profit – During 2019 and 2020, the company included the adjustments discussed in (4) herein.

(8) EBITDA & adjusted EBITDA – Earnings before interest, taxes, depreciation and amortization (“EBITDA”) is calculated by starting with net income (loss) from continuing operations attributable to Unisys Corporation common shareholders and adding or subtracting the following items: net income attributable to noncontrolling interests, interest expense (net of interest income), provision for income taxes, depreciation and amortization. Adjusted EBITDA further excludes post-retirement, debt exchange/extinguishment, and cost-reduction and other expenses, non-cash share-based expense, and other (income) expense adjustment. In order to provide investors with additional understanding of the company's operating results, these charges are excluded from the adjusted EBITDA calculation. During 2019 and 2020, the company included the adjustments discussed in (4) herein.

(9) Non-GAAP net income and non-GAAP diluted earnings per share – The company has recorded post-retirement expense and charges in connection with debt exchange/extinguishment and cost-reduction activities and other expenses. Management believes that investors may have a better understanding of the company’s performance and return to shareholders by excluding these charges from the GAAP diluted earnings/loss per share calculations. The tax amounts presented for these items for the calculation of non-GAAP diluted earnings per share include the current and deferred tax expense and benefits recognized under GAAP for these amounts. During 2019 and 2020, the company included the adjustments discussed in (4) herein.

(10) Free cash flow – The company defines free cash flow as cash flow from operations less capital expenditures. Management believes this liquidity measure gives investors an additional perspective on cash flow from on-going operating activities in excess of amounts used for reinvestment.

(11) Adjusted free cash flow – Because inclusion of the company’s post-retirement contributions, discontinued operations and cost-reduction charges/reimbursements and other payments in free cash flow may distort the visibility of the company’s ability to generate cash flow from its operations without the impact of these non-operational costs, management believes that investors may be interested in adjusted free cash flow, which provides free cash flow before these payments. This liquidity measure was provided to analysts and investors in the form of external guidance and is used by management to measure operating liquidity.

About Unisys
Unisys is a global IT services company that delivers successful outcomes for the most demanding businesses and governments. Unisys offerings include digital workplace services, cloud and infrastructure services and software operating environments for high-intensity enterprise computing. Unisys integrates security into all of its solutions. For more information on how Unisys delivers for its clients across the government, financial services and commercial markets, visit www.unisys.com.

Forward-Looking Statements
Any statements contained in this release that are not historical facts are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, any projections or expectations of earnings, revenues, annual contract value, total contract value, new business ACV or TCV, backlog or other financial items; any statements of the company’s plans, strategies or objectives for future operations; statements regarding future economic conditions or performance; and any statements of belief or expectation. All forward-looking statements rely on assumptions and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. In particular, statements concerning annual and total contract value are based, in part, on the assumption that each of those contracts will continue for their full contracted term. Risks and uncertainties that could affect the company’s future results include, but are not limited to, the following: uncertainty of the magnitude, duration and spread of the novel coronavirus (“COVID-19”) pandemic and the impact of COVID-19 and governments’ responses to it on the global economy and our business, growth, reputation, projections, prospects, financial condition, operations, cash flows and liquidity, our ability to attract, motivate and retain experienced personnel in key positions; our ability to grow revenue and expand margin in our Digital Workplace Services and Cloud and Infrastructure businesses; our ability to maintain our installed base and sell new solutions; the potential adverse effects of aggressive competition in the information services and technology marketplace; our ability to effectively anticipate and respond to volatility and rapid technological innovation in our industry; our ability to retain significant clients; our contracts may not be as profitable as expected or provide the expected level of revenues; our ability to develop or acquire the capabilities to enhance the company’s solutions; the potential adverse effects of the concentration of the company’s business in the global commercial sector of the information technology industry; our significant pension obligations and required cash contributions and the possibility that we may be required to make additional significant cash contributions to our defined benefit pension plans; our ability to use our net operating loss carryforwards and certain other tax attributes may be limited; the risks of doing business internationally when a significant portion of our revenue is derived from international operations; the business and financial risk in implementing future acquisitions or dispositions; cybersecurity breaches could result in significant costs and could harm our business and reputation; the performance and capabilities of third parties with whom we have commercial relationships; a failure to meet standards or expectations with respect to the company’s environmental, social and governance practices; our ability to access financing markets; a reduction in our credit rating; the adverse effects of global economic conditions, acts of war, terrorism, natural disasters or the widespread outbreak of infectious diseases; the impact of Brexit could adversely affect the company’s operations in the United Kingdom as well as the funded status of the company’s U.K. pension plans; a significant disruption in our IT systems could adversely affect our business and reputation; we may face damage to our reputation or legal liability if our clients are not satisfied with our services or products; the potential for intellectual property infringement claims to be asserted against us or our clients; the possibility that legal proceedings could affect our results of operations or cash flow or may adversely affect our business or reputation; and the company’s consideration of all available information following the end of the quarter and before the filing of the Form 10-K and the possible impact of this subsequent event information on its financial statements for the reporting period. Additional discussion of factors that could affect the company’s future results is contained in its periodic filings with the Securities and Exchange Commission. The company assumes no obligation to update any forward-looking statements.

Contacts:
Investors: Courtney Holben, Unisys, 215-986-3379
courtney.holben@unisys.com

Media: John Clendening, Unisys, 214-403-1981
john.clendening@unisys.com
###

RELEASE NO.: 1029/9721

Unisys and other Unisys products and services mentioned herein, as well as their respective logos, are trademarks or registered trademarks of Unisys Corporation. Any other brand or product referenced herein is acknowledged to be a trademark or registered trademark of its respective holder.

UIS-Q

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF INCOME (LOSS)
(Unaudited)
(Millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2020	2019	2020	2019
Revenue
Services	$445.0	$458.9	$1,692.9	$1,892.7
Technology	131.9	87.9	333.4	330.1
	576.9	546.8	2,026.3	2,222.8
Costs and expenses
Cost of revenue:
Services	367.8	405.4	1,429.4	1,590.6
Technology	34.0	25.1	113.9	98.2
	401.8	430.5	1,543.3	1,688.8
Selling, general and administrative	116.9	96.8	369.4	364.8
Research and development	10.5	9.2	26.6	31.3
	529.2	536.5	1,939.3	2,084.9
Operating income	47.7	10.3	87.0	137.9
Interest expense	8.3	15.2	29.2	62.1
Other (expense), net	(195.3)	(27.9)	(329.6)	(136.4)
Loss from continuing operations before income taxes	(155.9)	(32.8)	(271.8)	(60.6)
Provision for income taxes	18.8	4.3	45.4	27.7
Consolidated net loss from continuing operations	(174.7)	(37.1)	(317.2)	(88.3)
Net income (loss) attributable to noncontrolling interests	—	(6.1)	0.5	3.9
Net loss from continuing operations attributable to Unisys Corporation	(174.7)	(31.0)	(317.7)	(92.2)
Income from discontinued operations, net of tax	1.6	20.2	1,068.4	75.0
Net income (loss) attributable to Unisys Corporation	$(173.1)	$(10.8)	$750.7	$(17.2)
Earnings (loss) per common share attributable to Unisys Corporation
Basic
Continuing operations	$(2.77)	$(0.50)	$(5.05)	$(1.65)
Discontinued operations	0.02	0.33	16.98	1.34
Total	$(2.75)	$(0.17)	$11.93	$(0.31)
Diluted
Continuing operations	$(2.77)	$(0.50)	$(5.05)	$(1.65)
Discontinued operations	0.02	0.33	16.98	1.34
Total	$(2.75)	$(0.17)	$11.93	$(0.31)

UNISYS CORPORATION
SEGMENT RESULTS
(Unaudited)
(Millions)

	Total	Eliminations	Services	Technology
Three Months Ended December 31, 2020
Customer revenue	$576.9	$—	$445.0	$131.9
Intersegment	—	(5.4)	—	5.4
Total revenue	$576.9	$(5.4)	$445.0	$137.3
Gross profit percent	30.4%		18.4%	73.2%
Operating profit percent	8.3%		1.6%	54.3%
Three Months Ended December 31, 2019
Customer revenue	$546.8	$—	$458.9	$87.9
Intersegment	—	(8.4)	—	8.4
Total revenue	$546.8	$(8.4)	$458.9	$96.3
Gross profit percent	21.3%		15.2%	71.9%
Operating profit percent	1.9%		(1.0)%	49.7%

	Total	Eliminations	Services	Technology
Year Ended December 31, 2020
Customer revenue	$2,026.3	$—	$1,692.9	$333.4
Intersegment	—	(16.3)	—	16.3
Total revenue	$2,026.3	$(16.3)	$1,692.9	$349.7
Gross profit percent	23.8%		16.5%	65.0%
Operating profit percent	4.3%		0.7%	40.8%
Year Ended December 31, 2019
Customer revenue	$2,222.8	$—	$1,892.7	$330.1
Intersegment	—	(15.2)	—	15.2
Total revenue	$2,222.8	$(15.2)	$1,892.7	$345.3
Gross profit percent	24.0%		16.2%	69.0%
Operating profit percent	6.2%		1.1%	46.1%

UNISYS CORPORATION
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Millions)

	December 31, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$898.5	$538.8
Accounts receivable, net	460.5	417.7
Contract assets	44.3	38.4
Inventories	13.4	16.4
Prepaid expenses and other current assets	89.3	100.7
Current assets of discontinued operations	—	109.3
Total current assets	1,506.0	1,221.3
Properties	727.0	784.0
Less – Accumulated depreciation and amortization	616.5	668.0
Properties, net	110.5	116.0
Outsourcing assets, net	173.9	202.1
Marketable software, net	193.6	186.8
Operating lease right-of-use assets	79.3	71.4
Prepaid postretirement assets	187.5	136.2
Deferred income taxes	136.2	114.0
Goodwill	108.6	110.4
Restricted cash	8.2	13.0
Other long-term assets	204.1	198.9
Long-term assets of discontinued operations	—	133.9
Total assets	$2,707.9	$2,504.0
Liabilities and deficit
Current liabilities:
Current maturities of long-term debt	$102.8	$13.5
Accounts payable	223.2	204.3
Deferred revenue	257.1	246.4
Other accrued liabilities	352.0	316.7
Current liabilities of discontinued operations	—	146.4
Total current liabilities	935.1	927.3
Long-term debt	527.1	565.9
Long-term postretirement liabilities	1,286.1	1,960.2
Long-term deferred revenue	137.9	147.0
Long-term operating lease liabilities	62.4	56.0
Other long-term liabilities	71.4	47.6
Long-term liabilities of discontinued operations	—	28.3
Commitments and contingencies
Total Unisys stockholders’ deficit	(356.8)	(1,265.4)
Noncontrolling interests	44.7	37.1
Total deficit	(312.1)	(1,228.3)
Total liabilities and deficit	$2,707.9	$2,504.0

UNISYS CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(Millions)

	Year Ended December 31,
	2020	2019
Cash flows from operating activities
Consolidated net loss from continuing operations	$(317.2)	$(88.3)
Income from discontinued operations, net of tax	1,068.4	75.0
Adjustments to reconcile consolidated net loss to net cash (used for) provided by operating activities:
Gain on sale of U.S. Federal business	(1,060.0)	—
Foreign currency translation losses	36.2	11.0
Non-cash interest expense	4.6	9.2
Debt extinguishment charge	28.5	20.1
Employee stock compensation	14.5	13.2
Depreciation and amortization of properties	29.7	35.3
Depreciation and amortization of outsourcing assets	65.8	63.8
Amortization of marketable software	65.5	48.3
Other non-cash operating activities	(0.3)	(1.6)
Loss on disposal of capital assets	4.5	1.5
Postretirement contributions	(832.2)	(109.4)
Postretirement expense	239.2	96.6
Deferred income taxes, net	(13.4)	4.4
Changes in operating assets and liabilities:
Receivables, net and contract assets	(74.8)	(8.3)
Inventories	3.0	6.1
Other assets	5.9	9.9
Accounts payable and current liabilities	3.4	(114.4)
Other liabilities	47.5	51.5
Net cash (used for) provided by operating activities	(681.2)	123.9
Cash flows from investing activities
Net proceeds from sale of U.S. Federal business	1,162.9	—
Proceeds from investments	3,388.5	3,568.9
Purchases of investments	(3,379.2)	(3,566.1)
Capital additions of properties	(27.7)	(38.0)
Capital additions of outsourcing assets	(30.1)	(48.8)
Investment in marketable software	(72.3)	(73.0)
Net proceeds from sale of properties	—	(0.3)
Other	(0.5)	(0.9)
Net cash provided by (used for) investing activities	1,041.6	(158.2)
Cash flows from financing activities
Cash paid in connection with debt extinguishment	(23.7)	(56.7)
Proceeds from capped call transactions	—	7.2
Payments of long-term debt	(454.8)	(14.4)
Proceeds from issuance of long-term debt	497.3	30.5
Issuance costs relating to long-term debt	(7.9)	—
Other	(5.8)	(4.6)
Net cash provided by (used for) financing activities	5.1	(38.0)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(10.6)	—
Increase (decrease) in cash, cash equivalents and restricted cash	354.9	(72.3)
Cash, cash equivalents and restricted cash, beginning of year	551.8	624.1
Cash, cash equivalents and restricted cash, end of year	$906.7	$551.8

UNISYS CORPORATION
RECONCILIATIONS OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES
(Unaudited)
(Millions, except per share data)

		Three Months Ended		Year Ended
		December 31,		December 31,
		2020	2019	2020	2019
	GAAP net loss from continuing operations attributable to Unisys Corporation	$(174.7)	$(31.0)	$(317.7)	$(92.2)
Postretirement expense:	pretax	166.4	25.1	239.2	96.6
	tax	0.4	0.2	1.5	—
	net of tax	166.0	24.9	237.7	96.6
Debt extinguishment, cost reduction and other expenses:	pretax	58.6	22.7	156.0	51.4
	tax	0.7	—	1.6	1.8
	net of tax	57.9	22.7	154.4	49.6
	minority interest	—	0.6	0.4	7.2
	net of minority interest	57.9	23.3	154.8	56.8
	Non-GAAP net income from continuing operations attributable to Unisys Corporation	49.2	17.2	74.8	61.2
	Add interest expense on convertible notes	—	2.1	—	15.3
	Non-GAAP net income attributable to Unisys Corporation for diluted earnings per share	$49.2	$19.3	$74.8	$76.5

	Weighted average shares (thousands)	63,038	62,397	62,932	55,961
Plus incremental shares from assumed conversion:
	Employee stock plans	805	456	580	411
	Convertible notes	3,400	8,626	3,400	16,577
	Non-GAAP adjusted weighted average shares	67,243	71,479	66,912	72,949
	Diluted earnings (loss) per share from continuing operations
	GAAP basis
	GAAP net loss from continuing operations attributable to Unisys Corporation for diluted earnings per share	$(174.7)	$(31.0)	$(317.7)	$(92.2)
	Divided by weighted average shares	63,038	62,397	62,932	55,961
	GAAP diluted loss per share	$(2.77)	$(0.50)	$(5.05)	$(1.65)
	Non-GAAP basis
	Non-GAAP net income from continuing operations attributable to Unisys Corporation for diluted earnings per share	$49.2	$19.3	$74.8	$76.5
Divided by Non-GAAP adjusted weighted average shares		67,243	71,479	66,912	72,949
Non-GAAP diluted earnings per share		$0.73	$0.27	$1.12	$1.05

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

FREE CASH FLOW

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Cash (used for) provided by operations	$(355.4)	$125.7	$(681.2)	$123.9
Additions to marketable software	(17.5)	(16.8)	(72.3)	(73.0)
Additions to properties	(11.0)	(8.9)	(27.7)	(38.0)
Additions to outsourcing assets	(6.5)	(4.4)	(30.1)	(48.8)
Free cash flow	(390.4)	95.6	(811.3)	(35.9)
Postretirement funding	487.7	27.1	832.2	109.4
Discontinued operations	0.7	(27.1)	(8.4)	(100.3)
Debt extinguishment, cost reduction and other payments, net of reimbursements	6.6	16.4	30.1	53.5
Adjusted free cash flow	$104.6	$112.0	$42.6	$26.7

UNISYS CORPORATION
RECONCILIATIONS OF GAAP TO NON-GAAP
(Unaudited)
(Millions)

EBITDA

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Net loss from continuing operations attributable to Unisys Corporation	$(174.7)	$(31.0)	$(317.7)	$(92.2)
Net income (loss) attributable to noncontrolling interests	—	(6.1)	0.5	3.9
Interest expense, net of interest income of $1.3, $2.0, $7.3, $10.6 respectively*	7.0	13.2	21.9	51.5
Provision for income taxes	18.8	4.3	45.4	27.7
Depreciation	24.6	25.1	95.5	99.1
Amortization	15.3	13.3	65.5	48.3
EBITDA	$(109.0)	$18.8	$(88.9)	$138.3

Postretirement expense	$166.4	$25.1	$239.2	$96.6
Debt extinguishment, cost reduction and other expenses**	58.6	22.7	147.8	50.3
Non-cash share based expense	3.4	3.1	14.5	13.2
Other expense, net adjustment***	4.8	5.2	7.2	20.1
Adjusted EBITDA	$124.2	$74.9	$319.8	$318.5

*Included in other expense, net on the consolidated statements of income
**Reduced for depreciation and amortization included above
***Other expense, net as reported on the consolidated statements of income less postretirement expense, interest income and items included in debt extinguishment, cost reduction and other expenses

	Three Months Ended		Year Ended
	December 31,		December 31,
	2020	2019	2020	2019
Revenue	$576.9	$546.8	$2,026.3	$2,222.8
Non-GAAP revenue	$576.9	$544.6	$2,025.3	$2,205.3
Net loss from continuing operations attributable to Unisys Corporation as a percentage of revenue	(30.3)%	(5.7)%	(15.7)%	(4.1)%
Non-GAAP net income from continuing operations attributable to Unisys Corporation as a percentage of Non-GAAP revenue	8.5%	3.2%	3.7%	2.8%
Adjusted EBITDA as a percentage of Non-GAAP revenue	21.5%	13.8%	15.8%	14.4%

UNISYS CORPORATION
RECONCILIATIONS OF GAAP SEGMENT REPORTING TO NON-GAAP SEGMENT REPORTING
(Unaudited)
(Millions)

	Three Months Ended		Year Ended
Services Segment	December 31,		December 31,
	2020	2019	2020	2019
GAAP total revenue	$445.0	$458.9	$1,692.9	$1,892.7
Restructuring reimbursement	—	(2.2)	(1.0)	(17.5)
Non-GAAP revenue	$445.0	$456.7	$1,691.9	$1,875.2

GAAP gross margin	$81.9	$69.6	$279.3	$307.4
Restructuring reimbursement	—	(2.2)	(1.0)	(17.5)
Non-GAAP gross margin	$81.9	$67.4	$278.3	$289.9

GAAP operating profit	$7.1	$(4.6)	$12.2	$20.8
Restructuring reimbursement	—	(2.2)	(1.0)	(17.5)
Non-GAAP operating profit	$7.1	$(6.8)	$11.2	$3.3

GAAP gross margin %	18.4%	15.2%	16.5%	16.2%
Non-GAAP gross margin %	18.4%	14.8%	16.4%	15.5%
GAAP operating profit %	1.6%	(1.0)%	0.7%	1.1%
Non-GAAP operating profit %	1.6%	(1.5)%	0.7%	0.2%

	Three Months Ended		Year Ended
Total Unisys	December 31,		December 31,
	2020	2019	2020	2019
GAAP total revenue	$576.9	$546.8	$2,026.3	$2,222.8
Restructuring reimbursement	—	(2.2)	(1.0)	(17.5)
Non-GAAP revenue	$576.9	$544.6	$2,025.3	$2,205.3

GAAP gross margin	$175.1	$116.3	$483.0	$534.0
Restructuring reimbursement	—	(2.2)	(1.0)	(17.5)
Cost reduction expense	6.5	17.7	22.2	11.0
Non-GAAP gross margin	$181.6	$131.8	$504.2	$527.5

GAAP operating profit	$47.7	$10.3	$87.0	$137.9
Restructuring reimbursement	—	(2.2)	(1.0)	(17.5)
Postretirement expense	0.8	0.8	3.3	3.3
Cost reduction and other expense	32.4	24.4	63.2	35.2
Non-GAAP operating profit	$80.9	$33.3	$152.5	$158.9

GAAP gross margin %	30.4%	21.3%	23.8%	24.0%
Non-GAAP gross margin %	31.5%	24.2%	24.9%	23.9%
GAAP operating profit %	8.3%	1.9%	4.3%	6.2%
Non-GAAP operating profit %	14.0%	6.1%	7.5%	7.2%